                                                                     Exhibit 4.2


                            NON TRANSFERABLE WARRANT


THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


                       INTERACTIVE SYSTEMS WORLDWIDE INC.


               Warrant for the Purchase of Shares of Common Stock,
                            par value $.001 per share

                     This Warrant Expires on March 16, 2005


No. 4                                                            268,435 Shares


THIS CERTIFIES that, for value received, Global Interactive Gaming Limited, a corporation organized under the laws of England, with an address at Centre Point Tower, 103 New Oxford Street, London, WC1A1DD, England (the "Holder"), is entitled to subscribe for and purchase from Interactive Systems Worldwide Inc. (f/k/a/ International Sports Wagering Inc.), a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time commencing on September 17, 2001 or from time to time before 5:00 p.m.on March 16, 2005, New York City time (the "Exercise Period"), 268,435 shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), at a price equal to $4.38 per share ("Exercise Price"). As used herein the term "Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

         The number of shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Exercise Period may be adjusted from time to time as hereinafter set forth.

     1. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, but in no event less than 50,000 Warrant Shares, unless less than 50,000 Warrant Shares remain exercisable on the Exercise Date, by the surrender of this Warrant (with the "election to exercise" at the end hereof duly executed) to the Company at its office at 2 Andrews Drive, 2nd Floor, West Patterson, New Jersey 07424, or at such other place as is designated in writing by the Company. Such executed election must be accompanied by payment in an amount (the "Stock Purchase Price") equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. Such payment shall be made by certified or bank cashier's check payable to the order of the Company.

     2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares subject to purchase hereunder.

     3. (a) Any Warrant issued upon exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his authorized attorney or representative, or accompanied by proper evidence of succession, assignment (in accordance with the terms hereof), or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent; provided that Warrants exercisable for less than 50,000 Warrant Shares may not be issued, unless that is the remaining number of Warrant Shares for which the Warrant is exercisable. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

         (b) The Holder acknowledges that he has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the Holder in Exhibit A attached hereto. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Shares except as specifically provided, herein, or (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act or (iii) such sale, assignment, or transfer is otherwise exempt form registration under the Act.

     4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonasessable, and free of preemptive rights.

     5. (a) In case the Company shall at any time after the date the Warrant was first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock (as defined in Section 5(d) hereof) on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that no such adjustment shall be made which results in an increase in the Exercise Price. Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for such shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall no be deemed outstanding for the purpose of any such computation.

         (c) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash (other than any cash dividend which, together with any cash dividends paid within the 12 months prior to the record date for such distribution, does not exceed 5% of the Current Market Price at the record date for such distribution) or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock or securities convertible into or changeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to section 5(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

         (d) For the purpose of any computation under this Section 5, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 15 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market or Small Cap Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

         (e) No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

         (f) In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (g) Upon each adjustment of the Exercise Price as a result of the calculations made in Section 5(b) or 5(c) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect after such adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

         (h) Whenever there shall be an adjustment as provided in this Section 5, the Company shall promptly cause written notice thereof to be sent by certified or registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

         (i) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

     6. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

         (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

         (c) Notwithstanding anything to the contrary herein contained, in the event of a transaction contemplated by Section 6(a) in which the surviving, continuing, successor, or purchasing corporation demands that all outstanding Warrants be extinguished prior to the closing date of the contemplated transaction, the Company shall give prior notice (the "Merger Notice") thereof to the Holders advising them of such transaction. The Holders shall have ten days after the date of the Merger Notice to elect to (i) exercise the Warrants in the manner provided herein or (ii) receive from the surviving, continuing, successor, or purchasing corporation the same consideration receivable by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, or purchase reduced by such amount of the consideration as has a market value equal to the Exercise Price, as determined by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error. If any Holder fails to timely notify the Company of its election, the Holder shall be deemed for all purposes to have elected the option set forth in (ii) above. Any amounts receivable by a Holder who has elected the option set forth in (ii) above shall be payable at the same time as amounts payable to stockholders in connection with any such transactions.

         (d) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

     7. In case at any time the Company shall propose to:

         (a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

         (b) issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

         (c) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6; or

         (d) effect any liquidation, dissolution, or winding-up of the Company;
or

         (e) take any other action which would cause an adjustment to the Exercise Price;


then, and in any one or more of such cases, the Company shall give written notice thereof, by certified or registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear on the Warrant Register, mailed at least 10 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

     8. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         (a) If, at any time following the date of issuance of this Warrant, the Company shall file a registration statement (other than any registration statement on Form S-4, Form S-8, or any successor or comparable form) with the Securities and Exchange Commission (the "Commission") while any Registrable Securities (as hereinafter defined) are outstanding, and for any reason any Eligible Holder (as hereinafter defined) will not otherwise have, as of the effective date of such registration statement, the benefit of an effective registration statement, registering for sale such Eligible Holders' Registrable Securities, the Company shall give all such Eligible Holders at least 15 days prior written notice of the filing of such registration statement. If requested by any such Eligible Holder in writing within 10 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for such Eligible Holders and the underwriting discounts, if any, payable in respect of the Registrable Securities registered or sold by any such Eligible Holder), register or qualify all or, at each such Eligible Holder's option, any portion of the Registrable Securities of any such Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of such Eligible Holders' Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its commercially reasonable efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering, if any, shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his or its Registrable Securities shall not be entitled to have such Eligible Holder's Registrable Securities (or the portions thereof so designated by such managing underwriter included in such registration statement, provided that no such exclusion or reduction shall be made as to any Registrable Securities if any securities of the Company are included in such registration statement for the account of any person other than the Company and any Eligible Holder unless the securities so included in such registration statement for each such other person or persons requesting registration shall have been reduced by the same proportion (based upon the total amount of securities for which each person has requested registration in such registration statement) as the Registrable Securities which were requested to be included in such registration were reduced. As used herein (i) "Registrable Securities" shall mean the Warrant Shares, if any, which in each case, have not previously been sold pursuant to a registration statement or Rule 144 promulgated under the Act and (ii) "Eligible Holders" shall mean the then holders of Registrable Securities.

         (b) In the event of a registration pursuant to the provisions of this
Section 8, the Company shall use its commercially reasonable efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not by reason of this Section 8(b) be required to qualify to do business in any state in which it is not otherwise required to qualify to do business or to file a general consent to service process.

         (c) The Company shall keep effective any registration or qualification contemplated by this Section 8 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Securities covered thereby; provided, however, that the Company shall in no event be required to keep registration or qualification under Section 8(a) above in effect for more than two years from the effective date thereof; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

         (d) In the event of a registration pursuant to the provisions of this
Section 8, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

         (e) The Company agrees that, until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall use its commercially reasonable efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144.

     9. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 9, without limitation, reasonable attorneys' fees and any reasonable expense incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim of litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities, or (B) in any application or other document or communication (in this Section 9 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Warrant.

         If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action and the Company shall promptly assume the defense of such action with counsel selected by the Company. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them which are different from or in addition to those available to the Company, in any of which events such reasonable fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this
Section 9 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.


         (b) The Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by the Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Eligible Holders in Section 9(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 9(b), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 9(a).

         (c) To provide for just and equitable contribution, if (i) and indemnified party makes a claim for indemnification pursuant to Section 9(a) or 9(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Warrant expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Registrable Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of Registrable Securities owned by it and included in such registration as compared to the number of Registrable Securities owned by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent representation. For purposes of this Section 9(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of each such Eligible Holder or control person shall have the same rights to contribution as each Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9(c). Anything in this Section 9(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

     10. Unless registered pursuant to the provisions of Section 8 hereof, the Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS
         (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."


In the event the Warrant Shares are registered pursuant to Section 8, the foregoing legend will be replaced by a legend reflecting the regulatory requirements applicable to the resale of registered shares.

     11. Upon receipt of evidence of satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and indemnity reasonably satisfactory to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

     12. The Holder of any Warrant shall not have solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided by this Warrant.

     13. This Warrant has been negotiated and consummated in the State of New York and shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles governing conflicts of law.

     14. The Company and the Holders irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company and the Holders waive personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 15 hereof.

     15. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at 2 Andrews Drive, 2nd Floor, West Patterson, New Jersey 07424, (fax: 973-256-8211) Attention: President, with a copy to Friedman Kaplan Seiler & Adelman LLP, 1633 Broadway, 46th Floor, New York, New York 10019, (fax: 212 833-1250) Attention: Richard M. Hoffman, Esq.,
(ii) if to the Holder, at its address set forth on the first page hereof, or
(iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 15. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 15. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 15 shall be deemed given at the time of receipt thereof.

     16. No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Warrant upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

     17. This Warrant may be amended or any of its provisions waived only by a written consent or consents executed by the Company and Holders of Warrants representing a majority of the shares underlying the Warrants. Any amendment or waiver shall be binding upon all existing and future Holders.


                  [remainder of page intentionally left blank]

Dated:  July 31, 2002


                                            INTERACTIVE SYSTEMS WORLDWIDE INC.


                                            By: /s/ Bernard Albanese
                                                -------------------------------
                                                Name: Bernard Albanese
                                                Title: President





/s/ Barry Mindes
-------------------------------
Secretary: Barry Mindes

To:      Interactive Systems Worldwide Inc.
         2 Andrews Drive, 2nd Floor
         West Patterson, New Jersey  07424



                              ELECTION TO EXERCISE



         The undersigned hereby exercises his or its rights to purchase ________ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     (Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:                                             Name:
      -----------------------                           ------------------------
                                                           (Print)

Address: -----------------------------------------------------------------------



                                                  ------------------------------
                                                                     (Signature)

                                                                       EXHIBIT A


         The undersigned hereby represents and warrants to, and agrees with, the Company as follows:





         (a)______The undersigned is an "Accredited Investor" as that term is defined in Section (a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). Specifically, the undersigned is (initial appropriate items(s)):


         _____ i) A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.


         _____ ii) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.


         _____ iii) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.


         _____ iv) A director or executive officer of the Company.


         _____ v) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000.


         _____ (vi) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

         _____ (vii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).


         _____ viii) An entity in which all of the equity owners are accredited investors.

         (b) For California and Massachusetts individuals: If the subscriber is a California resident, such subscriber's investment in the Company will not exceed 10% of such subscriber's net worth (or joint net worth with his spouse). If the subscriber is a Massachusetts resident, such subscriber's investment in the Company will not exceed 25% of such subscriber's joint net worth with his spouse (exclusive of principal residence and its furnishings).

         (c) If a natural person, the undersigned is: a bona fide resident of the State contained in the address set forth on the signature page of this Agreement as the undersigned's home address; at least 21 years of age; and legally competent to execute this Agreement. If an entity, the undersigned is duly authorized to execute this Agreement and this Agreement constitutes the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms.

         (d) The undersigned is familiar with the Company's business, plans and financial condition, the undersigned has received all materials which have been requested by the undersigned; has had a reasonable opportunity to ask questions of the Company and its representatives; and the Company has answered all inquiries that the undersigned or the undersigned's representatives have put to it. The undersigned has had access to all additional information and has taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

         (e) The undersigned has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of the undersigned in connection with this transaction, and the undersigned's investment in the Company hereunder is not material when compared to the undersigned's total financial capacity.

         (f) The undersigned understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

         (g) The undersigned acknowledges that no market for the Warrants presently exists and none may develop in the future and that the undersigned may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

         (h) The undersigned has been advised by the Company that none of the Warrants have been registered under the Act, that the Warrants will be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company's reliance thereon is based in part upon the representations made by the undersigned in this Agreement. The undersigned acknowledges that the undersigned has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities, including the Warrants. In particular, the undersigned agrees that no sale, assignment or transfer of any of the Warrants shall be valid or effective, and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless (i) the sale, assignment or transfer of such Warrants is registered under the Act, it being understood that the Warrants are not currently registered for sale and that the Company has no obligation or intention to so register the Warrants except as contemplated by the terms of the Warrants, or (ii) such Warrants are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the Securities, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Act. The undersigned further understands that an opinion of counsel and other documents may be required to transfer the securities as provided in the Warrants. The undersigned acknowledges that the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing any Warrants shall bear the following or a substantially similar legend or such other legend as may appear on the forms of Warrants and such other legends as may be required by state securities or blue sky laws:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws, or
         (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

         (i) The undersigned will acquire the Warrants for the undersigned's own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.



GLOBAL INTERACTIVE GAMING LTD.


By:_______________________________
Name: Peter Sprogis
Title: Director